Exhibit 16.1

June 28, 2010

United States Securities and Exchange Commission
Division of Corporate Finance
100 F Street, N.E.
Washington, DC 20549

To Whom It May Concern:

We have read Item 4.01 of Form 8-K dated June 28, 2010 of China Tel Group, Inc., a Nevada corporation, and are in agreement with the statements contained under the heading "Previous independent registered public accounting firm.". We have no basis to disagree with other statements of the Registrant therein contained.

Very truly yours,

Mendoza Berger & Company, LLP